Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

December 1, 2009

Reference is made to that certain Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 by and among Targa Resources Investments Inc., a Delaware corporation (the “Company”), and the Stockholders as amended by that First Amendment to Amended and Restated Stockholders’ Agreement dated January 26, 2006, Second Amendment to Amended and Restated Stockholders’ Agreement dated March 30, 2007, Third Amendment to Amended and Restated Stockholders’ Agreement dated May 1, 2007 and Fourth Amendment to Amended and Restated Stockholders’ Agreement dated December 7, 2007 (the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders’ Agreement.

This Fifth Amendment to the Stockholders’ Agreement (“Fifth Amendment”) is entered into as of the first date written above by and among the Company and the Majority Holders.

RECITALS:

A. The Company and the Stockholders entered into the Stockholders’ Agreement to provide for, among other things, their respective rights and obligations in connection with their investment in the Company.

B. Pursuant to Section 6.6 of the Stockholders’ Agreement, the parties hereto desire to amend the Stockholders’ Agreement to (i) increase the time within which the Company may elect to purchase shares of capital stock from directors, officers, employees and certain other stockholders and (ii) decrease the number of directors on the Company’s Board of Directors and make certain other modifications related thereto.

C. By executing this Fifth Amendment, the Company and the Majority Holders consent in writing to the amendments and modifications to the Stockholders’ Agreement set forth in this Fifth Amendment in accordance with Section 6.6 of the Stockholders’ Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1. Section 4.2(a) is hereby amended and restated to read in its entirety as follows:

(a) Subject to the remaining provisions of this Section 4.2, shares of Management Stock, including both Vested Shares and Unvested Shares, and any other Capital Stock, including without limitation shares of Series B Preferred and Option Shares, held by a Management Stockholder (in each case including shares transferred to the Management Stockholder’s Permitted Transferees) are subject to repurchase or forfeiture as follows:

(i) If the Management Stockholder (other than a Management Stockholder that is a non-employee director of the Company) ceases to be employed by the Company or any of its subsidiaries by reason of death or as a result of the Company terminating such Management Stockholder’s employment due to Disability, such Management Stockholder’s Unvested Shares shall become Vested Shares at such termination of employment, and the Company shall have the right for five years following such termination of employment to repurchase all of such Management Stockholder’s Vested Shares and other Capital Stock as of such termination of employment at a purchase price equal to the then fair market value of such shares determined in the same manner as is provided in Section 3.7(c)(vi).

(ii) If the Management Stockholder (other than a Management Stockholder that is a non-employee director of the Company) ceases to be employed by the Company or any of its subsidiaries by reason of voluntary resignation (for any or no reason) or by reason of termination without Cause, all of such Management Stockholder’s Unvested Shares shall be forfeited to the Company for no consideration as of such resignation or termination of employment and the Company shall have the right for five years following such resignation or termination of employment to repurchase all of such Management Stockholder’s Vested Shares and other Capital Stock at a purchase price equal to the then fair market value of such shares determined in the same manner as is provided in Section 3.7(c)(vi).

(iii) If the Management Stockholder (other than a Management Stockholder that is a non-employee director of the Company) ceases to be employed by the Company or any of its subsidiaries by reason of termination with Cause, then all of such Management Stockholder’s Unvested Shares and Vested Shares shall be forfeited to the Company for no consideration as of such termination of employment.

(iv) In addition to the consequences set forth in Section 4.2(iii) above, if the Management Stockholder (other than a Management Stockholder that is a non-employee director of the Company) ceases to be employed by the Company or any of its subsidiaries by reason of termination with Cause, the Company shall have the right for five years following such termination of employment to repurchase all of such Management Stockholder’s other Capital Stock as of such termination of employment at a purchase price equal to the lower of the Original Cost or the then fair market value of such shares determined in the same manner as is provided in Section 3.7(c)(vi).

(v) If the Management Stockholder is a non-employee director of the Company and ceases to serve as a director of the Company by reason of death, removal (with or without cause), resignation or otherwise, all of such Management Stockholder’s Unvested Shares shall be forfeited to the Company for no consideration as of such cessation of service, and the Company shall have the right for five years following such termination of service as a director to repurchase all such Management Stockholder’s Vested Shares and other Capital Stock at a purchase price equal to the then fair market value of such shares determined in the same manner as is provided in Section 3.7(c)(vi).

2. The first sentence of Section 4.2(b) is hereby amended and restated to read in its entirety as follows:

(b) On or before the fifth anniversary of the effective date of termination of the employment of a Management Stockholder as described in the preceding subsections of this Section 4.2, the Company shall give written notice (a “Repurchase Notice”) to the holder of the Available Shares of the number or amount of Available Shares that have been elected to be purchased by the Company, and the Company shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Available Shares.

3. The first paragraph of Section 5.2(a) is hereby amended and restated to read in its entirety as follows:

(a) So long as Warburg continues to own 5% or more of the Common Stock it may be deemed to own as of the Closing by virtue of its ownership of Series B Preferred (calculated assuming that all shares of Series B Preferred owned by Warburg have been converted at the Conversion Ratio then in effect), from and after the date hereof and until the termination of this Section pursuant to Section 6.12, the Company shall exercise all authority under applicable Law, and the Stockholders and their assigns shall vote their shares of Capital Stock, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such meeting of stockholders and shall take all the actions necessary, to ensure that the Board of Directors shall consist of seven members (as provided below) and to ensure the election to the Board of Directors of the Company of the following individuals:

4. Section 5.2(a)(ii) is hereby amended and restated to read in its entirety as follows:

(ii) one of whom shall be designated by Warburg Pincus Private Equity VIII, L.P., one of whom shall be designated by Warburg Pincus Private Equity IX, L.P. and two (or one if Warburg so elects) of whom shall be designated by Warburg (collectively, the “Warburg Nominees”); and

5. Section 5.2(a)(iii) is hereby amended and restated to read in its entirety as follows:

(iii) one (or two if there are three Warburg Nominees) of whom shall be selected by Warburg, after consultation with the chief executive officer of the Company, and approved by the Majority Holders (the “Independent Nominees”); provided, however, that an Independent Nominee (A) shall be independent of the Company and its subsidiaries, (B) shall not be an employee, advisor or consultant of the Company, an employee of a member of the Warburg Group or an employee of an entity that controls a member of the Warburg Group (but may be an employee of a Person that is controlled by (but is not a subsidiary of) a member of the Warburg Group other than the Company or a subsidiary of the Company) and (C) shall, in the good faith judgment of the holders of a majority of the outstanding Series B Preferred, have relevant midstream energy experience.

3. Limited Amendment. Except as expressly amended hereby, all other terms and provisions of the Stockholders’ Agreement shall continue in full force and effect.

4. Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles of such state.

5. Counterparts. This Fifth Amendment may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Amendment as of the day, month and year above written.

COMPANY:

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Rene R. Joyce
Name:	Rene R. Joyce
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Amendment as of the day, month and year above written.

MAJORITY HOLDERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS GERMANY PRIVATE EQUITY VIII, K.G.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner